Exhibit 10.51

                                RENTAL AGREEMENT

     This Agreement is dated as of the 1st day of October, 2002 and is by and between DW Trailer, LLC ("Rentor") and Danzer Industries, Inc. ("Rentee").

     Whereas, Rentor has certain ownership rights to a Nissan PD90H Tow Motor serial number 921286 (the "Equipment"):

     Whereas, Rentee desires to rent the Equipment on a temporary basis from Rentor upon the terms and conditions stated herein;

     Now  Therefore,  for the  consideration  stated  herein  and other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties agree as follows:

1. Rental Term: Rentee hereby agrees to rent from Rentor the Equipment for a period of thirty eight (38) months from the date of this Agreement. Rentee shall have the right to use Equipment in the normal course of its business. Upon the expiration of this Agreement, Rentee shall deliver the Equipment to a location designated by Rentor at Rentee's expense. Rentee shall have the right to require Rentor to exercise its rights to purchase the Equipment pursuant to a lease between Rentor and Citicapital.

2. Rental Payments: Rentee shall pay on the first day of October 2002 and on the first of each month thereafter during the term of this Lease an amount of $957.50 to Rentor for the use of the Equipment.

3. Maintenance: Rentee hereby agrees to pay for the maintenance of the Equipment and to keep it in good working order and in the same or similar condition as when received from Rentor, exclusive of normal wear and tear.

4. Insurance: Rentee shall maintain a reasonable amount of insurance on the Equipment during the term of this Agreement and shall also be responsible for all risk of loss of the Equipment.

     In Witness Whereof, each of the parties hereto have executed this Agreement as of the date first stated above.

DW Trailer, LLC                                      Danzer Industries, Inc.

/s/ Timothy S. Durham                                /s/ Mel Williams
------------------------------------                 ---------------------------
By: Timothy S. Durham, Member                        By: Mel Williams, President